SECOND AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS SECOND AMENDMENT effective as of August 1, 2016, to the Transfer Agent Servicing Agreement, dated as of August 10, 2010, as amended April 28, 2011 (the "Agreement"), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the "Trust") on behalf of the Performance Trust Funds (the "Funds") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit C of the Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS		U.S. BANK NATIONAL ASSOCIATION
By:	/s/ John P. Buckel	By:	/s/ Michael R. McVoy

Pinted Name:	John P. Buckel	Pinted Name:	Michael R. McVoy

Title:	President	Title:	Executive ice President

Amended Exhibit C to the
Transfer Agent Servicing Agreement – Trust for Professional Managers

TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE at August, 2016

Annual Service Charges to the Fund*
▪ Base Fee Per CUSIP $____ /year
▪ NSCC Level 3 Accounts $____ /open account
▪ No-Load Fund Accounts $____ /open account
▪ Load Fund Accounts $____ /open account
▪ Closed Accounts $____ /closed account
Services Included in Annual Base Fee Per CUSIP
▪ DST NSCC charge
Activity Charges
▪ Manual Shareholder Transaction & Correspondence $____ /event
▪ Omnibus Account Transaction $____ /transaction
▪ Telephone Calls $____ /minute
▪ Voice Response Calls $____ /call
▪ Daily Valuation/Manual 401k Trade $____ /trade

CUSIP Setup Charge
▪ $____ / CUSIP

Miscellaneous Expenses
Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, voice response (VRU) maintenance and development, data communication and implementation charges, and travel.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access (MFx Portal), client dedicated line data access, programming charges, training, Short-Term Trader reporting, cost basis reporting, Excessive Trader, 12b-1 aging, investor e-mail services, dealer reclaim services, shareholder performance statements, Same Day Cash Flow System, money market fund service organizations, charges paid by investors, literature fulfillment, physical certificate processing, Jumbo pricing, expedited CUSIP setup, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Amended Exhibit C to the
Transfer Agent Servicing Agreement – Trust for Professional Managers
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES - FEE SCHEDULE at August, 2016

FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪ FAN Web Premium (Fund Groups over 50,000 open accounts)
− Implementation - $____ /fund group – includes up to 25 hours of technical/BSA support
− Annual Base Fee - $____ /year
▪ FAN Web Select (Fund Groups under 50,000 open accounts)
− Implementation - $____ /fund group – includes up to 10 hours of technical/BSA support
− Annual Base Fee - $____ /year
▪ FAN Web Direct (API) – Quoted Separately
▪ Customization - $____ /hour
▪ Activity (Session) Fees:
− Inquiry - $____ /event
− Account Maintenance - $____ /event
− Transaction – financial transactions, reorder statements, etc. - $____ /event
− New Account Set-up - $____ /event (Not available with FAN Web Select)
▪ Strong Authentication:
− $____ /month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪ Base Fee Per Management Company – file generation and delivery - $6,000 /year
▪ Per Record Charge
− Rep/Branch/ID - $____
− Dealer - $____
▪ Price Files - $____ or $____ /user per month, whichever is less

Vision Mutual Fund Gateway
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪ Inquiry Only
− Inquiry - $____ /event
− Per broker ID - $____ /month per ID
▪ Transaction Processing
− Implementation - $____ /management company
− Transaction – purchase, redeem, exchange, literature order - $____ /event
− New Account Setup – $____ /event
− Monthly Minimum Charge - $____ /month

Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.**
▪ Implementation Fees
− Develop eBusiness Solutions Software - $____ /fund group
− Code Print Software - $10,000 /fund group
▪ Load charges
− $____ /image
▪ Archive charge (for any image stored beyond 2 years)
−   $____ /document
**Normal Vision ID and activity charges also apply.

Amended Exhibit C (continued) - Trust for Professional Managers Transfer Agent Servicing Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE at August, 2016

Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪ Setup: MFx Portal - $____
▪ Service - $____ /user per month
▪ Access to the following systems included:
− BDS – Statement Storage and Retrieval
− ReportSource – Mainframe T/A Report Library
− T/A Imaging – Thin Client AWD
− FundSource – Comprehensive Fund Information
− 3270 – T/A Mainframe Access
▪ Custom Electronic File Exchange (DDS of delivery of TIP files) - $____ one time setup fee
- $____ /file per month maintenance fee

Client Dedicated Line Data Access
For USBFS clients requiring continuous on-line access to USBFS shareholder accounting systems, such as for client call center support:
▪ $____ /year per workstation for TA2000 AWD access
▪ Plus data communications setup and monthly charges based upon location and bandwidth
▪ Plus training billed at hourly rates plus miscellanous expenses

Programming Charges
▪ $____ /hour
▪ Charges incurred for customized services based upon fund family requirements including but not limited to:
- Fund setup programming (transfer agent system, statements, options, etc.) – estimate 10 hours per CUSIP
- Select reports – shareholder system queries for customized reporting, mailings, etc.
- File transmissions of client requested shareholder data file extracts
- Conversion programming
- Customized service development
- Voice response system setup (menu selections, shareholder system integration, testing, etc.) – estimated at 3 hours per fund family
- All other client specific customization and/or development services

Transfer Agent Training Services
▪ On-site at USBFS - $____ /day
▪ At client location - $____ /day plus travel and miscellaneous expenses

FAF Money Market Fund Service Organizations
▪	$____ /money market share class per year
▪	Miscellaneous expenses (see Transfer Agent Fee Schedule)

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪	$____ /qualified plan account or Coverdell ESA account (Cap at $____ /SSN)
▪	$____ /transfer to successor trustee
▪	$____ /participant distribution (Excluding SWPs)
▪	$____ /refund of excess contribution
▪	$____ /reconversion/recharacterization

Amended Exhibit C (continued) to the Trust for Professional Managers Transfer Agent Servicing Agreement

Transfer Agent & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES -FEE SCHEDULE at August, 2016

Additional Shareholder Paid Fees
▪ $____ /outgoing wire transfer or overnight delivery
▪ $____ /telephone exchange
▪ $____ /return check or ACH or stop payment
▪ $____ /research request per account (Cap at $____ /request) (This fee applies to requests for statements older than the prior year)

Literature Fulfillment Services***
▪ Account Management
− $____ /month (account management, lead reporting and database administration)
▪ Miscellaneous Expenses
− Kit and order processing expenses, postage, and printing
▪ Inbound Teleservicing Only
− Account Management - $____ /month
− Call Servicing - $____ /minute
▪ Lead Conversion Reporting
− Account Management - $____ /month
− Database Installation, Setup - $____ /fund group
− Specialized Programming - (Separate Quote)***
▪ Web On-line Fund Fulfillment
− Account Management - $____ /month
− Installation, Setup - $____ /fund group
− Miscellanous expenses, kit and order processing expenses, printing, and postage.
▪ Follow-up Services
− Correspondence - $____ /item

***Fees exclude postage and printing charges.

Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
▪ $____ setup/fund group
▪ $____ /certificate transaction

Jumbo Pricing (JUMBO) – allows grouping of accounts for the purpose of calculating the advanced commission paid to a dealer.
▪ $____ /account group per year

Expedited CUSIP Setup - $____ /CUSIP (Less than 35 days)

Advisor’s signature below acknowledges approval of the four (4) fee schedules above on this Amended Exhibit C.
By:  PT Asset Management, LLC

Name: /s/ Steven J. Novatney____________

Title: Steven J. Novatney, Chief Operating Officer                                                     Date: August 5, 2016